EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110969  on Form S-8 of our report dated January 27, 2006 and March 29, 2006, relating to the financial statements of Pacific Gold Corp. appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2005

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

March 29, 2006